UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 6, 2020

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 North State Highway 161, 4th Floor

Irving, Texas 75038

(Address of principal executive offices)

(972) 870-6400

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of New Principal Financial Officer and Resignation of Chief Financial Officer

On January 6, 2020, Blucora, Inc. (the “Company” or “Blucora”) announced that Davinder Athwal, who serves as the Chief Financial Officer and Principal Financial Officer of Blucora, Inc. (the “Company” or “Blucora”), resigned from his position with the Company, effective as of January 31, 2020.

While a search for a permanent replacement has been initiated, Stacy Murray, who currently serves as the Company’s Principal Accounting Officer and Vice President-Accounting, Chief Accounting Officer, will assume the duties of serving as the Company’s Principal Financial Officer. In addition, on January 7, 2020, the Company announced that it has retained Rick Simonson, the former Executive Vice President and Chief Financial Officer of Sabre Corporation, as a special advisor to assist the Company during the transition.

Business Experience

Ms. Murray, age 44, has been serving as the Company’s Principal Accounting Officer and Vice President-Accounting, Chief Accounting Officer since June 10, 2019. Before then, Ms. Murray served as the Principal Accounting Officer and Vice President-Accounting, Controller of Fogo de Chão, Inc. from 2016 to 2019. Prior to that she served in a variety of corporate positions, including Chief Accounting Officer of Azure Midstream Holdings LLC and Azure Midstream Partners, LP from 2013 to 2016, Controller of TGGT Holdings LLC (the predecessor company to Azure Midstream) from 2011 to 2013 and Senior Finance Manager for Lineage Power Holdings from 2009 to 2011. Ms. Murray has an M.S. and B.A. from Texas A&M University and is a Certified Public Accountant in the State of Texas.

Mr. Simonson, age 60, has served as Senior Advisor to the CEO of Sabre Corporation and as Managing Partner of Specie Mesa L.L.C., an investment and advisory firm since July 2018. From March 2013 until July 2018, Mr. Simonson served as Executive Vice President and Chief Financial Officer of Sabre Corporation. Previously, Mr. Simonson served as President, Business Operations and Chief Financial Officer of Rearden Commerce from April 2011 through May 2012. From 2001 to 2010, Mr. Simonson held a number of executive positions at Nokia Corporation, including Executive Vice President, Head of Mobile Phones and Sourcing, Chief Financial Officer, and Vice President and Head of Customer Finance. Mr. Simonson also serves as Chairman of the Board of Trustees of the SMU Lyle School of Engineering. Mr. Simonson has served as a director of Silver Spring Networks, Inc. during the past five years. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

There is no family relationship between either of Ms. Murray or Mr. Simonson and any director, executive officer, or person chosen by the registrant to become a director or executive officer, nor are there any arrangements between either of Ms. Murray or Mr. Simonson and any other persons pursuant to which Ms. Murray or Mr. Simonson were selected to serve as officers. There are no transactions to which the Company or any of its subsidiaries is a party and in which either of Ms. Murray or Mr. Simonson has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Separation Agreement

On January 6, 2020, in connection with Mr. Athwal’s resignation, the Company and Mr. Athwal entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides that the Company will pay Mr. Athwal cash severance in an amount equal to $626,000, less applicable payroll taxes and withholdings. In addition, Mr. Athwal will be entitled to certain accrued obligations, including earned but unpaid base salary and bonus compensation through his separation date. In consideration for such payments, Mr. Athwal agreed to, among other things, a general release of claims in favor of the Company and to comply with certain customary non-disparagement, non-competition and cooperation covenants following his resignation.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2020, the Company issued a press release announcing the resignation of Mr. Athwal. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 7, 2020 (furnished herewith)

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020

BLUCORA, INC.

By:	/s/ John S. Clendening
John S. Clendening
Chief Executive Officer and President